CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Sanford C. Bernstein Fund, Inc. and Bernstein Fund, Inc. of our reports dated November 29, 2017, relating to the financial statements and financial highlights, which appear in International Portfolio’s, Tax-Managed International Portfolio’s, Emerging Markets Portfolio’s, New York Municipal Portfolio’s, California Municipal Portfolio’s, Diversified Municipal Portfolio’s, Short Duration Plus Portfolio’s (each a separate series of Sanford C. Bernstein Fund, Inc.), International Strategic Equities Portfolio’s, International Small Cap Portfolio’s and Small Cap Core Portfolio’s (each a separate series of Bernstein Fund, Inc.) Annual Reports on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Statements and Reports” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 28, 2018